Exhibit 99.1
PRESS RELEASE
REINSURANCE GROUP OF AMERICA REPORTS FIRST-QUARTER RESULTS
•	Earnings per diluted share rose to $2.18 (net income) and $1.61 (operating income*)
•	Premiums up 7 percent to $1.7 billion
•	$6.5 million estimated net claims for earthquakes in Japan and New Zealand
ST. LOUIS, April 25, 2011 — Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported first-quarter net income of $160.8 million, or $2.18 per diluted share, compared to $122.4 million, or $1.64 per diluted share in the prior-year quarter. Operating income* totaled $118.8 million, or $1.61 per diluted share, compared to $93.0 million, or $1.25 per diluted share in the year-ago quarter. Operating income per diluted share increased 29 percent over the year-ago quarter.

	Quarterly Results
($ in thousands, except per share data)	2011	2010
Net premiums	$1,736,130	$1,628,464
Net income	160,816	122,439
Net income per diluted share	2.18	1.64
Operating income*	118,827	93,008
Operating income per diluted share*	1.61	1.25
Book value per share	68.06	56.98
Book value per share (excl. Accumulated Other Comprehensive Income “AOCI”)*	55.88	50.49
Total assets	29,510,019	26,722,458

*	See ‘Use of Non-GAAP Financial Measures’ below
Consolidated net premiums increased 7 percent to $1,736.1 million from $1,628.5 million in the prior-year period, including a 3 percent contribution from changes in foreign currency exchange rates. Investment income rose 22 percent to $371.0 million from $304.3 million in the year-earlier quarter, primarily due to a significant increase in the fair value of option contracts supporting equity-indexed annuities. Investment income was flat without these option contracts as average invested assets increased approximately $1.7 billion and average yields decreased from 5.84 percent to 5.35 percent quarter over quarter. The average investment yield in the fourth quarter of 2010 was 5.43 percent. Net foreign currency fluctuations contributed $3.0 million, after taxes, to operating income.
A. Greig Woodring, president and chief executive officer, commented, “RGA’s first quarter of 2011 was eventful on several fronts as it included capital refinement activity, natural disasters in the Asia Pacific region and RGA’s first investor day conference. As outlined at that conference, we executed several capital refinement strategies, including redeeming a convertible security and purchasing 5.5 million shares, which collectively lowered shareholders’ equity by approximately $178 million and our diluted share count by roughly 1.9 million shares. Our capital and liquidity positions remain strong, and our investment portfolio is appropriately positioned. Investment impairments were not material this quarter.
- more -

Add One
“Overall, claims experience for the quarter was in line with our expectations, including somewhat elevated levels of claims in the U.S. related to first-quarter seasonality. Importantly, our international operations performed well, despite providing $6.5 million for estimated net claims related to the earthquakes in Japan and New Zealand.
“Despite the mortality seasonality and the anticipated losses from the Asia Pacific natural disasters, we generated an annualized operating return on equity of 11.5 percent this quarter. We continue to target an enterprise-wide return of 13 percent in the intermediate term. RGA is appropriately capitalized, and we continue to evaluate capital deployment opportunities. We purposefully lowered our excess capital position this quarter to a more efficient level and, at the same time, eliminated the source of significant future share dilution embedded in the convertible securities we redeemed in March. Should the need arise, we are confident in our ability to raise capital for any attractive large block transactions or acquisitions. We are well-positioned to serve our clients in all major life reinsurance markets across the globe.”
SEGMENT RESULTS
U.S.
The U.S. Traditional sub-segment reported pre-tax net income of $78.4 million for the quarter, up from $63.8 million last year. Pre-tax operating income increased to $69.5 million from $61.0 million the year before. Net premiums were up 4 percent to $935.1 million from $903.0 million in the prior-year quarter. RGA continues to be a dominant player in the U.S. market with the number one market share of recurring business. According to the recently released reinsurance market survey sponsored by the Society of Actuaries (SOA), RGA’s number one market position represented 26 percent of recurring production in the U.S. in 2010, up from 22 percent in 2009. Further, U.S. market share as measured by reinsurance in force increased to 18 percent.
The U.S. Asset Intensive business reported strong pre-tax income of $66.4 million compared with $64.6 million a year ago. Both periods benefited from market-driven changes in the fair values of various free-standing and embedded derivatives. Excluding the impact of those derivatives, pre-tax operating income increased to $20.8 million from $16.5 million a year ago. Strong equity market performance contributed to the better-than-expected results this quarter.
Canada
Canadian operations reported pre-tax net income of $30.7 million compared with $19.0 million in the first quarter of 2010. Pre-tax operating income increased to $26.3 million from $16.0 million in the prior-year period, reflecting improved mortality experience. Foreign currency fluctuations benefited pre-tax operating income by approximately $0.5 million. Premiums increased 3 percent to $215.0 million from $208.7 million last year. On a Canadian dollar basis, net premiums decreased 2 percent, primarily due to client reporting volatility associated with creditor reinsurance business. Excluding the creditor business, local currency premiums rose 17 percent. According to the SOA survey referenced above, RGA increased its leading recurring market share in Canada to 34 percent in 2010, and its in force market share totaled 25 percent.
- more -

Add Two
Asia Pacific
Asia Pacific reported pre-tax net income of $25.3 million compared with $26.4 million in the first quarter of 2010. Pre-tax operating income was slightly lower at $25.7 million versus $26.6 million a year ago, primarily attributable to the $6.5 million in estimated net losses from the Japan and New Zealand earthquakes. Foreign currency fluctuations added $1.6 million to the current period pre-tax operating result. Premiums increased 9 percent to $311.5 million from $285.8 million in the prior year. On a local currency basis, premiums were relatively flat.
Europe & South Africa
Europe & South Africa pre-tax net income increased to $26.3 million from $10.7 million in the year-ago quarter. Pre-tax operating income increased to $26.0 million from $10.2 million last year due to improved claims experience, primarily in South Africa and Continental Europe. Net premiums totaled $269.1 million, up 24 percent from $217.7 million in the prior-year quarter, primarily reflecting strong production in the UK and several other European markets. On a local currency basis, net premiums were up 21 percent this quarter. Foreign currency fluctuations did not materially affect pre-tax operating income.
Corporate and Other
Corporate and Other reported pre-tax net income of $8.6 million and pre-tax operating income of $3.6 million for the quarter. Results from this segment include investment income and realized gains and losses associated with unallocated assets, debt servicing costs and other corporate-related activities.
Dividend Declaration
The company’s board of directors declared a regular quarterly dividend of $0.12, payable May 25 to shareholders of record as of May 4.
Earnings Conference Call
A conference call to discuss first-quarter results will begin at 9 a.m. Eastern Time on Tuesday, April 26. Interested parties may access the call by dialing 877-604-9670 (domestic) or 719-325-4792 (international). The access code is 4306690. A live audio webcast of the conference call will be available on the company’s investor relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call. A telephonic replay will also be available through May 4 at 888-203-1112 (domestic) or 719-457-0820 (international), access code 4306690.
The company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the company posts periodic reports, press releases and other useful information on its investor relations website.
Use of Non-GAAP Financial Measures
RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards
- more -

Add Three
under RGA’s management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company’s continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company’s ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income. Reconciliations to GAAP net income are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Quarterly Results” tab and in the “Featured Report” section.
Book value per share outstanding before impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.
Operating return on equity is a non-GAAP financial measure calculated as operating income divided by average shareholders’ equity excluding AOCI.
About RGA
Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, the Netherlands, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.6 trillion of life reinsurance in force, and assets of $29.5 billion.
Cautionary Statement Regarding Forward-looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on our liquidity, access to capital, and cost of capital, (2) the impairment of other financial institutions and its effect on our business, (3) requirements to post collateral or make payments due to declines in market value of assets
- more -

Add Four
subject to our collateral arrangements, (4) the fact that the determination of allowances and impairments taken on our investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition, (7) inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, (11) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (12) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which we operate, (17) competitive factors and competitors’ responses to our initiatives, (18) the success of our clients, (19) successful execution of our entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) our ability to successfully integrate and operate reinsurance business that we acquire, (22) action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate, (23) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where we or our clients do business, (25) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (26) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal and interest on our debt obligations, and (27) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to review the risk factors in our 2010 Form 10-K.
Investor Contact
John W. Hayden
Senior Vice President — Controller and Investor Relations
(636) 736-7000
- tables attached -

Add Five
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Operating Income
(Dollars in thousands)

	Three Months Ended
	March 31,
(Unaudited)	2011	2010
GAAP net income	$160,816	$122,439
Reconciliation to operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	191	(47)
Capital (gains) losses on funds withheld:
Included in investment income	7,827	53
Included in policy acquisition costs and other insurance expenses	(1,251)	(53)
Embedded derivatives:
Included in investment related (gains) losses, net	(80,073)	(84,374)
Included in interest credited	(17,388)	(14,574)
Included in policy acquisition costs and other insurance expenses	1,914	2,113
DAC offset, net	47,168	67,451
Gain on repurchase of collateral finance facility securities	(3,231)	—
Loss on retirement of Preferred Income Equity Redeemable Securities (“PIERS”)	2,854	—

Operating income	$118,827	$93,008

Reconciliation of Consolidated Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Three Months Ended
	March 31,
(Unaudited)	2011	2010
Income before income taxes	$241,849	$193,315
Reconciliation to pre-tax operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	1,099	371
Capital (gains) losses on funds withheld:
Included in investment income	12,041	82
Included in policy acquisition costs and other insurance expenses	(1,925)	(81)
Embedded derivatives:
Included in investment related (gains) losses, net	(123,189)	(129,806)
Included in interest credited	(26,751)	(22,422)
Included in policy acquisition costs and other insurance expenses	2,944	3,250
DAC offset, net	72,567	103,769
Gain on repurchase of collateral finance facility securities	(4,971)	—
Loss on retirement of PIERS	4,391	—

Pre-tax operating income	$178,055	$148,478

- more -

Add Six
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Three Months Ended March 31, 2011
					Net (gain)
					loss on
		Capital	Change in		repurchase
		(gains) losses,	value of		and		Pre-tax
	Pre-tax net	derivatives	embedded		retirement		operating
(Unaudited)	income	and other, net	derivatives, net		of securities		income
U.S. Operations:
Traditional	$78,399	$(8,875)	$—		$—		$69,524
Asset Intensive	66,378	6,136 (1)	(51,745	)(2)	—		20,769
Financial Reinsurance	6,120	35	—		—		6,155

Total U.S.	150,897	(2,704)	(51,745)		—		96,448
Canada Operations	30,671	(4,389)	—		—		26,282
Europe & South Africa	26,319	(293)	—		—		26,026
Asia Pacific Operations	25,328	330	—		—		25,658
Corporate and Other	8,634	(4,413)	—		(580)		3,641

Consolidated	$241,849	$(11,469)	$(51,745)		(580)		$178,055

(1) Asset Intensive is net of $(22,684) DAC offset. (2) Asset Intensive is net of $95,251 DAC offset.

		Three Months Ended March 31, 2010
			Capital		Change in
			(gains) losses,		value of		Pre-tax
		Pre-tax net	derivatives		embedded		operating
(Unaudited)		income	and other, net		derivatives, net		income
U.S. Operations:
Traditional		$63,825	$(2,848)		$—		$60,977
Asset Intensive		64,562	(10,808	)(1)	(37,208	)(2)	16,546
Financial Reinsurance		3,185	9		—		3,194

Total U.S.		131,572	(13,647)		(37,208)		80,717
Canada Operations		18,973	(2,955)		—		16,018
Europe & South Africa		10,657	(459)		—		10,198
Asia Pacific Operations		26,445	120		—		26,565
Corporate and Other		5,668	9,312		—		14,980

Consolidated		$193,315	$(7,629)		$(37,208)		$148,478

(1)	Asset Intensive is net of $(8,001) DAC offset.

(2)	Asset Intensive is net of $111,770 DAC offset.
- more -

Add Seven
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

	Three Months Ended
	March 31,
(Unaudited)	2011	2010
Diluted earnings per share from operating income	$1.61	$1.25

Earnings per share from net income:
Basic earnings per share	$2.20	$1.68
Diluted earnings per share	$2.18	$1.64

Weighted average number of common and common equivalent shares outstanding	73,836	74,578

	At or for the Three Months
	Ended March 31,
(Unaudited)	2011	2010
Treasury shares	5,341	261
Common shares outstanding	73,797	73,103
Book value per share outstanding	$68.06	$56.98
Book value per share outstanding, before impact of AOCI	$55.88	$50.49
- more -

Add Eight
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

	Three Months Ended
	March 31,
(Unaudited)	2011	2010
Revenues:
Net premiums	$1,736,130	$1,628,464
Investment income, net of related expenses	371,040	304,258
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(1,556)	(7,430)
Other-than-temporary impairments on fixed maturity securities transferred to (from) accumulated other comprehensive income	—	2,344
Other investment related gains (losses), net	125,176	136,271

Total investment related gains (losses), net	123,620	131,185
Other revenue	51,645	36,278

Total revenues	2,282,435	2,100,185

Benefits and expenses:
Claims and other policy benefits	1,469,449	1,375,180
Interest credited	106,063	56,934
Policy acquisition costs and other insurance expenses	331,153	366,302
Other operating expenses	106,150	91,199
Interest expense	24,569	15,449
Collateral finance facility expense	3,202	1,806

Total benefits and expenses	2,040,586	1,906,870

Income before income taxes	241,849	193,315
Income tax expense	81,033	70,876

Net income	$160,816	$122,439

# # #